Exhibit 10.149

LOAN AGREEMENT

between

KBS LIMITED PARTNERSHIP

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

Entered into as of July 24, 2007

i

ii

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is entered into as of July 24, 2007, by and between KBS LIMITED PARTNERSHIP, a Delaware limited partnership (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”).

R E C I T A L

Borrower desires to borrow from Lender, and Lender agrees to loan to Borrower, the extension of credit for which provision is made herein.

NOW, THEREFORE, Lender and Borrower agree as follows:

ARTICLE I DEFINITIONS

Section 1.01 DEFINED TERMS.

The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

“Agreement” – shall have the meaning ascribed to such term in the preamble hereto.

“Bankruptcy Code” – means the Bankruptcy Reform Act of 1978 (11 USC § 101-1330) as now or hereafter amended or recodified.

“Borrower” – means KBS Limited Partnership, a Delaware limited partnership.

“Business Day” – means a day of the week (but not a Saturday, Sunday or holiday) on which the offices of Lender are open to the public for carrying on substantially all of Lender’s business functions. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Default” – shall have the meaning ascribed to such term in Section 7.01.

“Effective Date” – means the date Borrower satisfies all conditions precedent in accordance with Section 3.01.

“GAAP” – means, as to a particular Person, such accounting practice as, in the opinion of the independent accountants of recognized national standing regularly retained by such Person and acceptable to the Lender, conforms at the time to Generally Accepted Accounting Principles, consistently applied. Generally Accepted Accounting Principles means those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board of the United States of America, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to the Administrative Agent or where a change therein has been concurred in by such Person’s independent auditors, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person.

“Guarantee” – by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” – means KBS Real Estate Investment Trust, Inc., a Maryland corporation, and any other person or entity who, or which, in any manner, is or becomes obligated to Lender under any guaranty now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require).

“Guaranty” – means the Repayment Guaranty executed by Guarantor for the benefit of Lender and dated the date hereof, as the same may be amended, modified or replaced.

“Indebtedness” – means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed; (b) all obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) Capitalized Lease Obligations of such Person; (d) all Letter of Credit Liabilities of such Person; (e) all Off Balance Sheet Liabilities of such Person; (f) net obligations under any Derivative Contract in an amount equal to the Derivatives Termination Value thereof; and (g) all Indebtedness of other Persons to the extent (i) such Person has Guaranteed or is otherwise recourse to such Person or (ii) is secured by a Lien on any property of such Person.

“Investment” – means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any commitment or option to make an Investment in any other Person shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Lender” – means Wells Fargo Bank, National Association.

“Lien” – as applied to the real property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction; and (d) any agreement by any such person to grant, give or otherwise convey any of the foregoing.

“Loan” – means the principal sum that Lender agrees to lend and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement: Seventy-Six Million Four Hundred Thousand Dollars $76,400,000.

“Loan Documents” – means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary, listed in Exhibit A as Loan Documents.

“Maturity Date” – means October 24, 2007.

“Note” – means that certain Note of even date herewith, in the original principal amount of the Loan, executed by Borrower and payable to the order of Lender, as hereafter amended, supplemented, replaced or modified.

“Other Related Documents” – means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit A as Other Related Documents.

“Participant” – shall have the meaning ascribed to such term in Section 8.08.

“Person” – means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Property” – means real property owned by Borrower or any Subsidiary or Unconsolidated Affiliate improved with one or more domestic, stabilized, operating industrial properties.

“Subsidiary” – means, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. “Wholly Owned Subsidiary” means any such corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares) are so owned or controlled.

“Unconsolidated Affiliate” – shall mean, in respect of any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

Section 1.02 EXHIBITS INCORPORATED.

All exhibits, schedules or other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

ARTICLE II LOAN

Section 2.01 LOAN.

By and subject to the terms of this Agreement and each other document identified on Exhibit A hereto as a Loan Document, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender up to the principal sum of Seventy-Six Million Four Hundred Thousand Dollars ($76,400,000).

Section 2.02 LOAN UNSECURED.

This Loan is unsecured.

Section 2.03 LOAN FEE.

Upon, and in consideration of, the execution by Lender of this Agreement, Borrower shall pay to Lender a non-refundable loan fee in the amount of Sixty-Five Thousand Dollars ($65,000).

Section 2.04 NOTE.

The Loan shall be evidenced by the Note.

Section 2.05 PURPOSE.

The proceeds of the Loan shall be used for the primarily for the purpose of acquiring a portfolio of eight unencumbered, existing, stabilized industrial properties in Minnesota, Texas, Ohio, Indiana, Michigan and Georgia (the “Portfolio”), and if the Portfolio is not acquired within five (5) days after the date hereof, then, at Lender’s request, Borrower shall return the proceeds of the Loan to Lender.

Section 2.06 INTEREST; PAYMENTS.

Except as otherwise provided in any Loan Document, interest shall accrue upon the outstanding principal balance of the Loan at the rate(s) provided in the Note, and such interest shall be payable as required therein.

Section 2.07 CREDIT FOR PRINCIPAL PAYMENTS.

Any payment made upon the outstanding principal balance of the Loan shall be credited as of the Business Day received, provided such payment is received by Lender no later than 11:00 a.m. (Pacific Standard Time or Pacific Daylight Time, as applicable) and constitutes immediately available funds. Any principal payment received after said time, or which does not constitute immediately available funds, shall be credited upon such funds having become unconditionally and immediately available to Lender.

Section 2.08 MATURITY DATE.

All sums due and owing under this Agreement and the other Loan Documents shall be payable in full on the Maturity Date. All payments due to Lender under this Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available funds.

Section 2.09 GUARANTY.

All obligations of Borrower to Lender under the Loan Documents shall be guaranteed by Guarantor.

ARTICLE III DISBURSEMENT

Section 3.01 CONDITIONS PRECEDENT.

Lender’s obligation to advance the loan proceeds or take any other action under the Loan Documents shall be subject to Borrower’s satisfaction of each of the following conditions precedent:

(a) The representations and warranties contained herein shall be true on and as of the date of the signing of this Agreement and on the date such action is to be taken, with the same effect as though such representations and warranties had been made on and as of such dates, and on such dates no Default, as defined in this Agreement, shall exist and no event or circumstance shall have occurred or arisen which would constitute a Default or Potential Default.

(b) Prior to taking any such action hereunder, Borrower shall have delivered to Lender all Loan Documents and such other documents, instruments, policies, forms of evidence and other materials as Lender may request under the terms of the Loan Documents.

Section 3.02 DISBURSEMENT AUTHORIZATION.

On the Effective Date, the proceeds of the Loan shall be deposited to or for the benefit or account of Borrower under the terms of this Agreement and any disbursement which is made by means of wire transfer shall be subject to the provisions of Section 3.03. Disbursements hereunder may be made by Lender upon the written request of any person who has been authorized by Borrower to request such disbursements until such time as written notice of Borrower’s revocation of such authority is received by Lender at the address shown in Exhibit B.

Section 3.03 FUNDS TRANSFER DISBURSEMENTS.

Borrower hereby authorizes Lender to disburse the proceeds of the Loan as requested by any authorized representative of the Borrower. Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by Borrower; or, (ii) made in Borrower’s name and accepted by Lender in good faith and in compliance with these transfer instructions, even if not properly authorized by Borrower. Borrower further agrees and acknowledges that Lender may rely solely on any bank routing number or identifying bank account number or name provided by Borrower to effect a wire or funds transfer even if the information provided by Borrower identifies a different bank or account holder than named by the Borrower. Lender is not obligated or required in any way to take any actions to detect errors in information provided by Borrower. If Lender takes any actions in an attempt to detect errors in the transmission or content of transfer or requests or takes any actions in an attempt to detect unauthorized funds transfer requests, Borrower agrees that no matter how many times Lender takes these actions Lender will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between Lender and Borrower. Borrower agrees to notify Lender of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within 14 days after Lender’s confirmation to Borrower of such transfer. Lender will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. Lender may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization (ii) require use of a bank unacceptable to Lender or prohibited by government authority; (iii) cause Lender to violate any Federal Reserve or other regulatory risk control program or guideline, or (iv) otherwise cause Lender to violate any applicable law or regulation. Lender shall not be liable to Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of the Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Lender’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not (a) any claim for these damages is based on tort or contract or (b) Lender or Borrower knew or should have known the likelihood of these damages in any situation. Lender makes no representations or warranties other than those expressly made in this Agreement.

ARTICLE IV REPRESENTATIONS AND WARRANTIES

As a material inducement to Lender’s entry into this Agreement, Borrower represents and warrants to Lender as of the date hereof and continuing thereafter that:

Section 4.01 AUTHORITY/ENFORCEABILITY.

If other than an individual, Borrower is in compliance with all laws and regulations applicable to its organization, existence and transaction of business and has all necessary rights and powers to borrow as contemplated by the Loan Documents.

Section 4.02 BINDING OBLIGATIONS.

Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations shall be valid and binding obligations of Borrower.

Section 4.03 FORMATION AND ORGANIZATIONAL DOCUMENTS.

Borrower has delivered to Lender all formation and organizational documents of Borrower, of the partners, joint venturers or members of Borrower, if any, and of Guarantor, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Lender. Borrower shall immediately provide Lender with copies of any amendments or modifications of the formation or organizational documents.

Section 4.04 NO VIOLATION.

Borrower’s execution, delivery, and performance under the Loan Documents do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (b) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which the Borrower is bound or regulated; or (c) violate any statute, law, regulation or ordinance, or any order of any court or governmental entity.

Section 4.05 LITIGATION.

Except as listed on Schedule 4.05 attached hereto, there are no claims, actions, suits, or proceedings pending, or to Borrower’s knowledge threatened, against Borrower.

Section 4.06 FINANCIAL CONDITION.

All financial statements and information heretofore and hereafter delivered to Lender by Borrower, including, without limitation, information relating to the financial condition of Borrower, the partners, joint venturers or members of Borrower, and/or any Guarantors, fairly and accurately represent the financial condition of the subject thereof and have been prepared (except as noted therein) in accordance with generally accepted accounting principles consistently applied. Borrower acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

Section 4.07 NO MATERIAL ADVERSE CHANGE.

There has been no material adverse change in the financial condition of Borrower and/or Guarantor since the dates of the latest financial statements furnished to Lender and, except as otherwise disclosed to Lender in writing, Borrower has not entered into any material transaction which is not disclosed in such financial statements.

Section 4.08 ACCURACY.

All reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan or security for the Loan or required by the Loan Documents are accurate, correct and sufficiently complete to give Lender true and accurate knowledge of their subject matter, and do not contain any misrepresentation or omission.

Section 4.09 TAX LIABILITY.

Borrower has filed all required federal, state, county and municipal tax returns, or applicable extensions, and has paid all taxes and assessments owed and payable, and Borrower has no knowledge of any basis for any additional payment with respect to any such taxes and assessments.

Section 4.10 NO SUBORDINATION.

There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower’s obligations subject to this Agreement to any other obligation of Borrower.

Section 4.11 PERMITS; FRANCHISES.

Borrower possesses, and will hereafter possess, all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade names, trade name rights, patents, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged without conflict with the rights of others.

Section 4.12 OTHER OBLIGATIONS.

Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

Section 4.13 BUSINESS LOAN.

The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family or agricultural purposes of the Borrower.

Section 4.14 TAX SHELTER REGULATIONS.

Neither Borrower, any Guarantor, nor any subsidiary of any of the foregoing intends to treat the Loan or the transactions contemplated by this Agreement and the other Loan Documents as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). If Borrower, or any other party to the Loan determines to take any action inconsistent with such intention, Borrower will promptly notify Lender thereof. If Borrower so notifies Lender, Borrower acknowledges that Lender may treat the Loan as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and Lender will maintain the lists and other records, including the identity of the applicable party to the Loan as required by such Treasury Regulation.

ARTICLE V COVENANTS OF BORROWER

Section 5.01 MERGER, CONSOLIDATION, SALE OF ASSETS.

Borrower shall not merge into or consolidate with any corporation or other entity, or sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets other than in the ordinary course of business.

Section 5.02 GUARANTEES.

Without the prior written consent of Lender, Borrower shall not guarantee or become liable in any way as a surety, endorser (other than as endorser of negotiable instruments in the ordinary course of business) or accommodation endorser or otherwise for debt or obligations of any other person or entity.

Section 5.03 MANAGEMENT.

At all times during the term of the Loan, Peter Bren and Chuck Schreiber shall remain actively involved in the management of Borrower and Guarantor.

Section 5.04 EXPENSES.

Borrower shall immediately pay Lender upon demand all costs and expenses incurred by Lender in connection with: (a) the preparation of this Agreement, all other Loan Documents and Other Related Documents contemplated hereby; (b) the administration of this Agreement, the other Loan Documents and Other Related Documents for the term of the Loan; and (c) the enforcement or satisfaction by Lender of any of Borrower’s obligations under this Agreement, the other Loan Documents or the Other Related Documents. For all purposes of this Agreement, Lender’s costs and expenses shall include, without limitation, all legal fees and expenses, accounting fees and auditor fees. If any of the services described above are provided by an employee of Lender, Lender’s costs and expenses for such services shall be calculated in accordance with Lender’s standard charge for such services.

Section 5.05 ERISA COMPLIANCE.

Borrower shall at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower has occurred, it shall furnish to Lender a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

Section 5.06 EXISTENCE; ORGANIZATION.

If other than a natural person or persons, Borrower shall preserve and maintain its existence and all of its rights, privileges and franchises; conduct its business in an orderly, efficient, and regular manner; and comply with the requirements of all applicable laws, rules, regulations and orders of a governmental authority. In addition, Borrower shall not, without Lender’s prior written consent, amend or otherwise modify its partnership agreement and/or certificate of partnership or permit any of its Subsidiaries to amend or modify their respective organizational documents, if doing so would have a material adverse effect on Borrower’s ability to perform its obligations under this Agreement or any other Loan Documents.

Section 5.07 TAXES AND OTHER LIABILITIES.

Borrower shall pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real and personal, owed by or relating to Borrower and Borrower’s properties (including federal and state income taxes), except such as Borrower may in good faith contest or as to which a bona fide dispute may arise, provided provision is made to the satisfaction of Lender for eventual payment thereof in the event that it is found that the same is an obligation of Borrower.

Section 5.08 NOTICE.

Borrower shall promptly give notice in writing to Lender of: (a) any litigation pending or threatened against Borrower; (b) the occurrence of any breach or default in the payment or performance of any obligation owing by Borrower to any person or entity, other than Lender; (c) any change in the name of Borrower, and in the case of a Borrower which is an organization, any change in its identity or organizational structure; (d) any uninsured or partially uninsured loss through fire, theft, liability damage; or (e) any termination or cancellation of any insurance policy which Borrower is required herein to maintain.

Section 5.09 INSURANCE.

Borrower shall maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to Borrower’s, including but not limited to fire, extended coverage, public liability, damage, terrorism and workers’ compensation, carried in companies and in amounts satisfactory to Lender, and deliver to Lender from time to time at Lender’s request schedules setting forth all insurance then in effect.

Section 5.10 NEGATIVE PLEDGE.

Without limiting the foregoing, without Lender’s prior written consent (which consent may be conditioned on repayment in whole or in part of the Loan), Borrower shall not voluntarily encumber or sell the Portfolio, or any of the individual properties comprising the Portfolio, during the term of the Loan.

Section 5.11 MATERIAL TRANSACTIONS.

Prior to the occurrence of any acquisition, disposition, merger or asset purchase by Borrower or its Subsidiaries, the value of which exceeds $100,000,000, Borrower shall provide written notice to Lender of its intent to engage in such transaction.

Section 5.12 FACILITIES.

Borrower shall keep all Borrower’s properties useful or necessary to Borrower’s business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that Borrower’s properties shall be fully and efficiently preserved and maintained.

ARTICLE VI REPORTING COVENANTS

Section 6.01 FINANCIAL INFORMATION.

(a) Borrower shall deliver to Lender, as soon as available, but in no event later than forty-five (45) days after the end of each fiscal quarter, Borrower’s consolidated financial statements (including a balance sheet, income statement, statement of retained earnings and statement of cash flows) prepared in accordance with GAAP and certified as accurate by an officer of Borrower.

(b) At Lender’s request, Borrower shall deliver, or cause to be delivered to Lender, any other financial information maintained with respect to Borrower, Guarantor, any Subsidiaries and any Unconsolidated Affiliates, including, without limitation, cash flow projections, budgets, operating statements and leasing status reports for individual properties.

(c) At Lender’s request, Borrower shall deliver such other information as Lender may reasonably request.

Section 6.02 BOOKS AND RECORDS.

Borrower shall maintain complete books of account and other records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Lender, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

ARTICLE VII DEFAULTS AND REMEDIES

Section 7.01 DEFAULT.

The occurrence of any one or more of the following shall constitute an event of default (“Default”) under this Agreement and the other Loan Documents and the occurrence of any event which with notice, the passage of time, or both would be a Default shall constitute a potential default (“Potential Default):

(a) Borrower’s failure to pay when due any sum, to perform when due any other obligation, or to observe any covenant, the payment, performance, or observance of which is required under the Note or any of the other Loan Documents; provided, however, that wherever provision is made for a time period during which Borrower may undertake to remedy such failure, then such failure shall constitute a Default only if it is not remedied within that time period; or

(b) The occurrence of a breach or default in the payment or performance of any obligation imposed by any instrument or agreement (other than the Loan Documents) pursuant to which Guarantor, Borrower or any Subsidiary has borrowed money from, or incurred liability to, any person or entity including Lender, beyond any applicable notice and cure period; or

(c) The sequestration or attachment of, or any levy or execution upon, any assets of Borrower which sequestration, attachment, levy or execution is not released expunged or dismissed prior to the earlier of thirty (30) days or the sale of the assets affected thereby; or

(d) (i) The failure of any representation or warranty of Borrower in any of the Loan Documents and the continuation of such failure for more than ten (10) days after written notice to Borrower from Lender requesting that Borrower cure such failure; or (ii) any material adverse change in the financial condition of Borrower or any Guarantor from the financial condition represented to Lender as of the later of: (A) the date hereof; or (B) the date upon which the financial condition of such party was first represented to Lender; or

(e) (i) The filing of a petition by Borrower for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing of any pleading or an answer by Borrower in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition’s material allegations regarding Borrower’s insolvency; (iii) a general assignment by Borrower for the benefit of creditors; or (iv) Borrower applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its assets; or

(f) The failure of Borrower to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against Borrower or in any way restrains or limits Borrower or Lender regarding the Loan prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or thirty (30) days after the date of filing of such involuntary petition; or

(g) The occurrence of any of the events specified in Section 7.01 (e) or 7.01 (f) as to any person or entity other than Borrower, including, without limitation, any Guarantor, which is in any manner obligated to Lender under the Loan Documents; or

(h) The occurrence of any material management or organizational change in Borrower or Guarantor or any change in control of Borrower or Guarantor; or

(i) The retirement, death, incapacity or withdrawal of both Peter Bren and Chuck Schreiber from the day to day management of Borrower and/or Guarantor; or

(j) The sale, assignment, pledge, hypothecation, mortgage or transfer of all or a substantial portion of assets of Borrower or Guarantor other than in the ordinary course of business of said entity; or

(k) Any Default by Guarantor under any provision of the Guaranty.

Section 7.02 ACCELERATION UPON DEFAULT; REMEDIES.

Upon the occurrence of any Default specified in this Article, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other Loan Documents immediately due and payable.

Section 7.03 RIGHT OF CONTEST.

Borrower may contest in good faith any claim, demand, levy or assessment by any person other than Lender which would constitute a Default, if Borrower pursues the contest diligently and in a manner which Lender determines will not be prejudicial to Lender nor impair the rights of Lender under the Loan Documents.

ARTICLE VIII MISCELLANEOUS PROVISIONS

Section 8.01 INDEMNITY.

BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (D) ANY ACT OR OMISSION BY BORROWER, OR ANY CONSTITUENT PARTNER OR MEMBER OF BORROWER. BORROWER SHALL IMMEDIATELY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTY TO INDEMNIFY LENDER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

Section 8.02 FORM OF DOCUMENTS.

The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement and any of the other Loan Documents shall be subject to Lender’s approval and shall not be modified, superseded or terminated in any respect without Lender’s prior written approval.

Section 8.03 NOTICES.

All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, except that notice of a Default may be sent by certified mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon receipt; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

Section 8.04 RELATIONSHIP OF PARTIES.

The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party, except as expressly provided in this Agreement and the other Loan Documents.

Section 8.05 ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT.

If any attorney is engaged by Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of the Borrower, then Borrower shall immediately pay to Lender, upon demand, the amount of all attorneys’ fees and expenses and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.

Section 8.06 IMMEDIATELY AVAILABLE FUNDS.

Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Lender shall be payable only in United States currency, immediately available funds.

Section 8.07 LENDER’S CONSENT.

Wherever in this Agreement there is a requirement for Lender’s consent and/or a document to be provided or an action taken “to the satisfaction of Lender”, it is understood by such phrase that Lender shall exercise its consent, right or judgment in a reasonable manner given the specific facts and circumstance applicable at the time.

Section 8.08 LOAN SALES AND PARTICIPATIONS; DISCLOSURE OF INFORMATION.

Borrower agrees that Lender may elect, at any time, to sell, assign or grant participations in all or any portion of its rights and obligations under the Loan Documents, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at Lender’s sole discretion (“Participant”). Borrower further agrees that Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) any party connected with the Loan (including, without limitation, the Borrower, any partner, joint venturer or member of Borrower, any constituent partner, joint venturer or member of Borrower and any Guarantor); and/or (b) any lending relationship other than the Loan which Lender may have with any party connected with the Loan. In the event of any such sale, assignment or participation, Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, Borrower further agrees that the Loan Documents shall be sufficient evidence of the obligations of Borrower to each purchaser, assignee, or participant, and upon written request by Lender, Borrower shall enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation; provided, however, that Borrower shall not incur any costs, or be exposed to any additional liability, as a result of such modifications and/or amendments. The indemnity obligations of Borrower under the Loan Documents shall also apply with respect to any purchaser, assignee or participant.

Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section, any lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder.

(a) Notwithstanding any other provision of this Agreement to the contrary, Lender shall not sell, transfer, or assign the Loan or the Loan Documents, nor grant any participation therein, to any entity other than a subsidiary, parent or affiliate of Lender.

(b) Notwithstanding any other provision of this Agreement to the contrary, Lender shall not sell, transfer, assign or grant participation in the Loan or the Loan Documents unless Lender remains the principal or “lead” lender therefore.

Section 8.09 CAPITAL ADEQUACY.

If Lender or any Participant in the Loan, or either of them, determines that compliance with any law or regulation or with any guideline or request from any central bank or other governmental agency (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Lender or such Participant, or any corporation controlling Lender or such Participant, as a consequence of, or with reference to, Lender’s or such Participant’s or such corporation’s commitments or its making or maintaining advances below the rate which Lender or such Participant or such corporation controlling Lender could have achieved but for such compliance (taking into account the policies of Lender or such Participant or corporation with regard to capital), then Borrower shall, from time to time, within thirty (30) calendar days after written demand by Lender or such Participant, pay to Lender or such Participant additional amounts sufficient to compensate Lender or such Participant or such corporation controlling Lender to the extent that Lender determines such increase in capital is allocable to Lender’s obligations hereunder. A certificate as to such amounts, submitted to Borrower by Lender or such Participant, shall be conclusive and binding for all purposes, absent manifest error.

Section 8.10 SEVERABILITY.

If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents, provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectibility therefore, are declared to be or become invalid, illegal or unenforceable, Lender’s obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

Section 8.11 NO WAIVER; SUCCESSORS.

No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval hereunder must be in writing and shall be limited to its specific terms. The terms and provisions hereof shall bind and inure to the benefit of the heirs, successors and assigns of the parties.

Section 8.12 TIME.

Time is of the essence of each and every term of this Agreement.

Section 8.13 HEADINGS.

All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

Section 8.14 GOVERNING LAW.

This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California, except to the extent preempted by federal laws. Borrower and all persons and entities in any manner obligated to Lender under the Loan Documents consent to the jurisdiction of any federal or state court within the State of California having proper venue and also consent to service of process by any means authorized by California or federal law.

Section 8.15 USA PATRIOT ACT NOTICE; COMPLIANCE.

The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Lender (for itself and/or as Agent for all Lenders hereunder) may from time-to-time request, and Borrower shall provide to Lender, Borrower’s name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

Section 8.16 INTEGRATION; INTERPRETATION.

The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

Section 8.17 JOINT AND SEVERAL LIABILITY.

The liability of all persons and entities obligated in any manner under this Agreement and any of the Loan Documents shall be joint and several.

Section 8.18 COUNTERPARTS.

To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

Section 8.19 LIMITATION OF LIABILITY.

Notwithstanding anything to the contrary contained herein or in any Loan Document, none of the constituent shareholders, partners or members in Borrower shall have any liability whatsoever for the repayment of the Loan or performance of any of the other obligations contained herein or in any of the Loan Documents. Without limiting in any manner the generality of the foregoing, Lender shall have no right to recover from any constituent shareholder, partner or member in Borrower any distribution from Borrower; provided, however, that nothing in this Section 8.19 is intended, or shall be deemed, to constitute a waiver of any rights Lender may have under the United States Bankruptcy Code or other applicable law with respect to fraudulent transfers or conveyances. For avoidance of doubt, the foregoing is not intended to , nor shall it in any way, limit Guarantor’s liability under the Guaranty.

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

“LENDER”	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:		/s/ John Ferguson
John Ferguson
	Its:		Senior Vice President

Lender’s Address

Real Estate Group Orange County 2030 Main Street, Suite 800 Irvine, CA 92614
	Attn:		John Ferguson
Senior Vice President
Tel: (949) 251-4310 Fax: (949) 851-9728

“BORROWER”	KBS LIMITED PARTNERSHIP, a Delaware limited partnership

	By:		KBS REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation, general partner

		By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

Borrower’s Address:

c/o KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660 Attention: Stacie Yamane Tel: (949) 417-6560 Fax: (949) 417-6520

With a copy to: Morgan, Lewis & Bockius LLP 5 Park Plaza, Suite 1750 Irvine, CA 92614 Attention: L. Bruce Fischer, Esq. Tel: (949) 399-7145 Fax: (949) 399-700